China ACM Enters into Merger Agreement
 with Novel Gain Holdings Limited and CACMG Acquisition, Inc.

BEIJING--(Marketwire – October 24, 2011) - China Advanced Construction Materials Group, Inc. (“China ACM” or the “Company”) (NASDAQ: CADC), a leading provider of ready-mix concrete and related technical services in China, today announced that it has entered into a definitive agreement and plan of merger with Novel Gain Holdings Limited, a British Virgin Islands company (“Novel Gain”), CACMG Acquisition, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Novel Gain (“Merger Sub”), Mr. Xianfu Han and Mr. Weili He, pursuant to which Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Novel Gain. Mr. Han is the Company’s Chief Executive Officer and the Chairman of the Company’s Board of Directors and beneficially owns approximately 32.5% of the Company’s outstanding shares of common stock, $0.001 par value per share (the “Company Common Stock”). Mr. He is the Company’s Chief Operating Officer and Vice-Chairman of the Company’s Board of Directors and beneficially owns approximately 17.0% of the outstanding Company Common Stock.

Under the terms of the merger agreement, each share of the Company Common Stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $2.65 in cash without interest, except for (i) shares in respect of which appraisal rights have been properly exercised under Delaware law, and (ii) shares owned by Novel Gain and Merger Sub (including shares to be contributed to Novel Gain by Messrs. Han and He (the “Rollover Investors”) pursuant to a rollover agreement between Novel Gain and the Rollover Investors (the “Rollover Agreement”) immediately prior to the effective time of the merger), which shares will be cancelled without the Rollover Investors receiving any consideration. The offer represents a 43.2% premium over the closing price as quoted by Bloomberg L.P. on October 21, 2011 and a 37.7% premium over the 90-day volume weighted average price as quoted by Bloomberg L.P. as of the same date, on October 21, 2011.

The Company’s Board of Directors, acting upon the unanimous recommendation of the Special Committee formed by the Board of Directors, approved the merger agreement and resolved to recommend that the Company’s stockholders vote to adopt the merger agreement. The Special Committee, which is composed solely of independent directors unrelated to Novel Gain, Merger Sub or any of the management members of the Company, negotiated the terms of the merger agreement.

The merger contemplated by the merger agreement is subject to customary closing conditions, including, but not limited to, (i) adoption of the merger agreement by the Company’s stockholders, (ii) the absence of any order or injunction prohibiting the consummation of the merger and (iii) the truth and correctness of each party’s representations and warranties at closing. The merger agreement may be terminated under certain circumstances, including, among others, (i) termination by mutual agreement of the parties, (ii) termination by either party if the merger is not consummated on or before June 30, 2012, (iii) termination by the Company if the Company enters into an agreement with respect to a Superior Proposal (as defined in the merger agreement) or an agreement or transaction relating to an Alternative Transaction Proposal (as defined in the merger agreement), (iv) termination by the Company after certain breaches by Novel Gain or Merger Sub and (v) termination by the Company prior to Novel Gain’s execution of a Facility Agreement (as defined in the merger agreement). The Company will call a meeting of its stockholders for the purpose of voting on the adoption of the merger agreement as soon as practicable. If completed, the merger would, under the laws of the State of Delaware, result in the Company becoming a privately held company and the Company Common Stock would no longer be listed on the NASDAQ Global Market.

Pillsbury Winthrop Shaw Pittman LLP is serving as U.S. legal advisor to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is serving as U.S. legal advisor to the Special Committee. Squire, Sanders & Dempsey LLP is serving as U.S. legal advisor to Messrs. Han and He. William Blair & Company is serving as financial advisor to the Special Committee.

Additional Information about the Transaction

The Company will furnish to the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K regarding the transaction, which will include the merger agreement and related documents. All parties desiring details regarding the transaction are urged to review these documents, which are available at the SEC’s website (http://www.sec.gov).

In connection with the proposed merger, the Company will prepare and mail a proxy statement to its stockholders. In addition, certain participants in the proposed transaction will prepare and mail to the Company’s stockholders a Schedule 13E-3 transaction statement. These documents will be filed with, or furnished to, the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NOVEL GAIN, THE COMPANY, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED MERGER ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED MERGER AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the proposed merger and related matters from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, People’s Republic of China, 100190, telephone: +86 10 82525361.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the proposed merger when it is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the proposed merger go forward.

About China ACM

China ACM is a leading producer of advanced, certified eco-friendly ready-mix concrete (RMC) and related technical services for large scale, high-speed rail (HSR) and other complex infrastructure projects. Leveraging its proprietary technology and value-add engineering services model, the Company has won work on numerous high profile projects including the 30,000 km China HSR expansion, the Olympic Stadium Bird's Nest, Beijing South Railway Station, Beijing International Airport, National Centre for Performing Arts, CCTV Headquarters, Beijing Yintai Building and U.S. and French embassies.

Founded in 2002, Beijing-based China ACM provides its materials and services through its network of fixed ready-mix concrete plants covering the Beijing metropolitan area. It also has technical consulting services and preferred procurement agreements with other independently owned plants across China. Additionally, the Company owns numerous portable plants deployed in various provinces across China primarily in major high speed rail projects. More information about the Company is available at www.china-acm.com.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning expected benefits and costs of the proposed merger; management plans relating to the merger; the expected timing of the completion of the merger; the parties’ ability to complete the merger considering the various closing conditions, including any conditions related to regulatory approvals, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can be identified by the use of forward-looking terminology such as “will,” ”believes,“ ”expects” or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the SEC, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system at http://www.sec.gov.

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